Exhibit 99.1

Talos Energy Publishes Annual Sustainability Report

Houston, Texas, September 17, 2024 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today published its fifth annual Sustainability Report for the 2023 calendar year. The report highlights Talos’s continued commitment to transparency, emissions reduction efforts, and sustainability and governance improvements across its growing exploration and production business in the Gulf of Mexico.

Talos’s report was developed with reference to the Sustainability Accounting Standards Board (“SASB”), Global Reporting Initiative (“GRI”), United Nations’ Sustainability Development Goals (“UN SDG”) and Task Force on Climate-Related Financial Disclosures (“TCFD”) frameworks. The report is available at https://www.talosenergy.com/sustainability.

Interim President and Chief Executive Officer Joseph Mills commented: “We are extremely proud of our sustainability achievements and believe our focus, innovation, and expertise make a difference in how we responsibly develop offshore energy resources essential to everyday life. We believe the world will continue to need hydrocarbons for the foreseeable future, and our sustainability strategy helps ensure we can meet the world’s energy needs safely, reliably, and in an environmentally friendly and profitable way.”

2023 Sustainability Highlights(1)

•	Achieved the lowest Serious Injury and Fatality (SIF) rate in Talos’s history.

•	Achieved 48% lower combined Total Recordable Incident Rate (TRIR) than the Gulf of Mexico industry average(2).

•	Achieved ~13% reduction of absolute GHG emissions compared to 2022 baseline(3).

•	Achieved ~56% reduction in Scope 2 emissions intensity compared to 2018 baseline(4).

•	Maintained zero hydrocarbon releases of greater than a one barrel for the fifth consecutive year.

•	Declassified the Board, beginning in 2025, all Talos Board of Directors to be elected annually to serve one-year terms.

•	Achieved a rating of “A” (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment.

•	Received the 2023 Hart Energy ESG Award for small- /mid-size public producer.

•	Recognized as a Top Workplace by the Houston Chronicle for 11 consecutive years.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Upstream Exploration & Production business in the United States Gulf of Mexico and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

investor@talosenergy.com

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, operations and initiatives, targets and goals, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “endeavor,” “strive,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of the Company’s sustainability targets, including greenhouse gas emission reduction plans or goals; the continued development, implementation or continuation of practices, programs, policies, initiatives, plans, goals, or targets discussed herein or the report; the effects of climate change and the energy transition; changes in laws and regulations including international treaties and laws and regulations regarding the sustainability focus area; and the other risks discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent Quarterly Reports on Forms 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”)..

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Note:

(1)	All data includes EnVen as if owned for full year 2023.
(2)

Combined refers to both employees and contractors; Gulf of Mexico average obtained from latest Bureau of Safety and Environmental Enforcement aggregated data of OCS Oil and Gas Industry Activities Report released July 20, 2023.

(3)	Absolute GHG emissions include EnVen and QuarterNorth data as if owned full year and baselined to 2022.
(4)	Scope 2 reduction noted is historical Talos only assets until 2023. EnVen and QuarterNorth did not calculate Scope 2 emission prior to 2022. 2023 data includes EnVen as if owned a full year.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002